Exhibit 99.1

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 20, 2016, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”) completed the acquisition of 6,904 gross (5,952 net) acres primarily located in Howard County, Texas from Plymouth Petroleum, LLC and additional sellers that exercised their “tag-along” sales rights, for total cash consideration of $339.7 million, excluding customary purchase price adjustments (the “Plymouth Transaction”).

On May 26, 2016, the Company completed the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas from BSM Energy LP, Crux Energy LP and Zaniah Energy LP, for total cash consideration of $220 million and 9,333,333 shares of common stock (at an assumed offering price of $11.74 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on that date) for a total purchase price of $329.6 million, excluding customary purchase price adjustments (the “Big Star Transaction”).

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the Plymouth Transaction and the Big Star Transaction for the respective periods. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 give effect to the Plymouth Transaction and the Big Star Transaction as if they occurred on January 1, 2015.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments related to the Plymouth Transaction and the Big Star Transaction are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated statement of operations. The pro forma adjustments reflected herein are based on management’s expectations regarding the Plymouth Transaction and the Big Star Transaction discussed above.

The unaudited pro forma consolidated statement of operations is presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Plymouth Transaction and the Big Star Transaction been consummated on the dates or for the periods presented. The unaudited pro forma consolidated statement of operations should be read in conjunction with the audited December 31, 2016 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on February 27, 2017, the unaudited pro forma statement of operations for the Big Star Acquisition for the six months ended June 30, 2016 filed with the Company’s Current Report on Form 8-K on September 6, 2016, and the unaudited pro forma statement of operations for the Plymouth Transaction for the nine months ended September 30, 2016 filed with the Company’s Current Report on Form 8-K/A on December 13, 2016. The unaudited pro forma consolidated statement of operations should be read in connection with the Company’s Current Reports on Form 8-K filed on April 19, 2016, May 31, 2016 and August 4, 2016, which provide a more complete description of the Big Star Transaction. The unaudited pro forma consolidated statement of operations should be read in connection with the Company’s Current Report on Form 8-K filed on September 6, 2016, October 25, 2016, and Form 8-K/A filed on December 13, 2016, which provide a more complete description of the Plymouth Transaction.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2016
($ in thousands, except per share data)

	Historical	Big Star Transaction			Pro forma Adjustments (Big Star Transaction)		Plymouth Transaction			Pro forma Adjustments (Plymouth Transaction)		Pro forma
Operating revenues:
Oil sales	$177,652	$	*		$—		$	*		$—		$	*
Natural gas sales	23,199		*		—			*		—			*
Total operating revenues	200,851		9,200	(a)	—			15,275	(a)	—			225,326
Operating expenses:
Lease operating expenses	38,353		2,193	(a)	—			1,601	(a)	—			42,147
Production taxes	11,870		590	(a)	—			927	(a)	—			13,387
Depreciation, depletion and amortization	71,369		—		6,349	(b)		—		6,404	(b)		84,122
General and administrative	26,317		—		—			—		—			26,317
Accretion expense	958		—		(27)	(b)		—		(8)	(b)		923
Write-down of oil and natural gas properties	95,788		—		—			—		—			95,788
Rig termination fee	—		—		—			—		—			—
Acquisition expense	3,673		—		—			—		—			3,673
Total operating expenses	248,328		2,783		6,322			2,528		6,396			266,357
Income (loss) from operations	(47,477)		6,417		(6,322)			12,747		(6,396)			(41,031)
Other (income) expenses:
Interest expense, net of capitalized amounts	11,871		—		(6,760)	(c)		—		(726)	(d)		4,385
Loss on early extinguishment of debt	12,883		—		—			—		—			12,883
Loss on derivative contracts	20,233		—		—			—		—			20,233
Other income, net	(637)		—		—			—		—			(637)
Total other (income) expense	44,350		—		(6,760)			—		(726)			36,864
Income (loss) before income taxes	(91,827)		6,417		438			12,747		(5,670)			(77,895)
Income tax benefit	(14)		—		—	(e)		—		—	(e)		(14)
Net income (loss)	(91,813)		6,417		438			12,747		(5,670)			(77,881)
Preferred stock dividends	(7,295)		—		—			—		—			(7,295)
Income (loss) available to common stockholders	$(99,108)		$6,417		$438			$12,747		$(5,670)			$(85,176)
Income (loss) per common share:
Basic	$(0.78)												$(0.67)
Diluted	$(0.78)												$(0.67)
Shares used in computing loss per common share:
Basic	126,258												126,258
Diluted	126,258												126,258

*Pro forma operating revenues did not separately break out oil and natural gas sales.

1. Basis of Presentation

On October 20, 2016, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”) completed the acquisition of 6,904 gross (5,952 net) acres primarily located in Howard County, Texas from Plymouth Petroleum, LLC and additional sellers that exercised their “tag-along” sales rights, for total cash consideration of $339.7 million, excluding customary purchase price adjustments (the “Plymouth Transaction”).

On May 26, 2016, the Company completed the acquisition of 17,298 gross (14,089 net) acres primarily located in Howard County, Texas from BSM Energy LP, Crux Energy LP and Zaniah Energy LP, for total cash consideration of $220 million and 9,333,333 shares of common stock (at an assumed offering price of $11.74 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on that date) for a total purchase price of $329.6 million, excluding customary purchase price adjustments (the “Big Star Transaction”).

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the Plymouth Transaction and the Big Star Transaction for the respective periods. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 give effect to the Plymouth Transaction and the Big Star Transaction as if they occurred on January 1, 2015.

The unaudited pro forma consolidated statement of operations is presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the Plymouth Transaction and the Big Star Transaction had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments related to the Plymouth Transaction and the Big Star Transaction are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Plymouth Transaction and the Big Star Transaction and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Pro Forma Adjustments

Unaudited Pro forma Consolidated Statements of Operations for the year ended December 31, 2016

(a)	To record the historical revenues and direct operating expenses related to the Acquired Properties.
(b)	To record depreciation, depletion, and amortization related to the Acquired Properties.
(c)

To record $0.6 million of interest expense related to borrowings under the Credit Facility, offset by $7.4 million of estimated interest costs capitalized to unevaluated oil and natural gas properties. The Company capitalizes interest on unevaluated oil and natural gas properties.  Capitalized interest cannot exceed gross interest expense.

(d)

To record a $0.5 million reduction of interest expense related to the borrowings under Credit Facility. In addition to the reduction of interest expense was a $0.2 million of estimated interest costs capitalized to unevaluated oil and natural gas properties. The Company capitalizes interest on unevaluated oil and natural gas properties. Capitalized interest cannot exceed gross interest expense.

(e)

As a result of the write-downs of oil and natural gas properties recognized in the second half of 2015, the Company has incurred a cumulative three year loss. Because of the impact the cumulative loss has on the determination of the recoverability of deferred tax asset through future earnings, the Company established a valuation allowance for a portion of the deferred tax asset. The Company typically provides income taxes at a statutory rate of 35%, but due to the valuation allowance, the Company did not recognize income tax expense.